Exhibit 10.1

Subject to FRE 408

STANDSTILL AGREEMENT

This Standstill Agreement (including the exhibits hereto, this “Agreement”) is entered into as of January 20, 2025 by and among Saba Capital Management, L.P. (“Saba”), BlackRock MuniAssets Fund, Inc. (the “Fund”) and BlackRock Advisors, LLC (the “Advisor,” and together with Saba and the Fund, the “Parties,” and each individually, a “Party”).

WHEREAS, the Fund is a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Advisor serves as the Fund’s investment advisor pursuant to an investment advisory agreement between the Fund and the Advisor; and

WHEREAS, notwithstanding anything herein to the contrary, the investment companies registered under the 1940 Act managed by Saba (such registered investment companies, the “Saba RICs”) are not a party to, are not restricted by and are not governed by the terms and provisions of this Agreement and nothing in this Agreement shall restrict Saba from acting on behalf of the Saba RICs in accordance with its duties as investment advisor to the Saba RICs.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Section 1. Agreements.

1.1 During the Effective Period (as defined below) (except in connection with any ongoing or future litigation between Saba and its Affiliates, on the one hand, and (a) BlackRock ESG Capital Allocation Term Trust (“ECAT”) and ECAT’s trustees in their capacities as trustees of ECAT, on the other hand (such ongoing or future litigation, “ECAT Litigation”) and (b) ECAT and BlackRock Municipal Income Fund, Inc. (“MUI”) and their respective trustees/directors in their capacities as trustees/directors of ECAT and MUI, if one or both funds elect to participate in the proceedings captioned FS Credit Opportunities Corp. v. Saba Capital Master Fund, Ltd., et al, No. 24-345 (U.S. Supreme Court) (any such ongoing or future litigation, “ECAT/MUI Litigation”), as specified in the next paragraph), the Fund and the Advisor shall each refrain from making, and shall cause their respective affiliates (as defined in Rule 12b-2 of the Exchange Act) and its and their respective principals, directors, trustees, members, general partners, officers, agents, advisors and employees (“Related Parties”) not to make or cause to be made, any public statement or announcement, including in any document or report filed with or furnished to the Securities and Exchange Commission (the “SEC”) or through the press, media, social media, analysts or other persons, that constitutes an ad hominem attack on, or otherwise, whether true or false, disparages, defames, slanders, impugns or is reasonably likely to damage the reputation, character, honesty, integrity, morality, business acumen or abilities of Saba, its Affiliates (as defined below) or any of their respective current or former principals, directors, trustees, members, general partners, officers or employees. Notwithstanding anything herein to the contrary, this Section 1.1 shall not apply to listed companies in the United Kingdom advised by the Advisor or its affiliates that have not entered into their own standstill agreements with Saba (collectively, “UK Listed Funds”) or the directors of such UK Listed Funds.

Notwithstanding anything herein to the contrary, and for the avoidance of doubt, each of the Fund’s and the Advisor’s counsel may make any statement in connection with the ECAT Litigation or the ECAT/MUI Litigation that they, in their good faith professional judgment, determine is reasonably appropriate to advance the ECAT Litigation or the ECAT/MUI Litigation so long as such statement does not constitute an ad hominem attack on any current or former trustee, director, officer or employee of Saba or its Affiliates.

Section 2. Additional Agreements.

2.1 Saba covenants and agrees that during the period from the date of this Agreement through the date that is the day following the completion of the Fund’s 2027 annual meeting of shareholders (including any adjournment, postponement, rescheduling or continuation thereof) or August 31, 2027, whichever is earlier (the “Effective Period”), it will not, and will cause its current and future affiliates (which shall not include the Saba RICs or any investment company registered under the 1940 Act that may be managed by Saba in the future) and its and their respective principals, directors, general partners, members, officers, employees, agents, “affiliated persons” (as defined in the 1940 Act but which, for purposes of this Agreement, shall (x) exclude the Saba RICs but (y) include (without limitation) any account or other pooled investment vehicle now or in the future managed, advised or sub-advised by Saba or its affiliated persons) and representatives that are under Saba’s control, and any other current and future persons controlled by or under common control with Saba, Saba Capital Management GP, LLC or Boaz R. Weinstein (such other persons, excluding the Saba RICs, “Affiliates”) and its and their respective representatives, not to, directly or indirectly, alone or in concert with others (including by directing, requesting or suggesting that the Saba RICs or any other person take any actions set forth below), unless specifically contemplated otherwise by this Agreement or specifically permitted in writing in advance by the Fund and the Advisor, take any of the actions with respect to the Fund as set forth below:

(a) effect, seek, offer, engage in, propose (whether publicly or otherwise and whether or not subject to conditions) or cause, participate in or act to, or assist any other person to effect, seek, engage in, offer or propose (whether publicly or otherwise) or cause, participate in or act to or take action with respect to any “solicitation” of “proxies” or become a “participant” in any such “solicitation” as such terms are defined in Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any otherwise exempt solicitation pursuant to clause (iv) of Rule 14a-1(l)(2) and any otherwise exempt solicitation pursuant to Rule 14a-2(b), in each case, with respect to securities of the Fund (including, without limitation, any solicitation of consents to act by written consent or call a special meeting of shareholders);

(b) publicly or privately encourage or advise any person or assist or act to assist any person in so encouraging or advising any person with respect to the giving or withholding of any proxy, consent or other authority to vote (other than such encouragement or advice that is consistent with the recommendation of the Board of Directors of the Fund (the “Board”) with respect to the Fund in connection with the relevant matter or encouragement or advice solely among Saba and its Affiliates);

(c) engage, directly or indirectly, in any short sale that includes, relates to or derives any part of its value from a decline in the market price or value of the securities issued by the Fund;

(d) form, join or in any way participate in any “group” (within the meaning of Section 13(d)(3) of the Exchange Act and Rule 13d-5(b)(1) thereunder) (other than a group that consists solely of Saba and its Affiliates) with respect to the securities of the Fund or in connection with seeking the election or removal of any director of the Fund;

(e) deposit any securities of the Fund in any voting trust or subject any securities of the Fund to any arrangement or agreement with respect to the voting of the securities of the Fund, including, without limitation, lend any securities of the Fund to any person or entity for the purpose of allowing such person or entity to vote such securities in connection with any shareholder vote or consent of the Fund or to sell such securities, other than any such voting trust, arrangement or agreement solely among the members of Saba and its Affiliates, provided that Saba and its Affiliates may grant any liens or encumbrances on any claims or interests in favor of a bank or broker-dealer or prime broker holding such claims or interests in custody or prime brokerage in the ordinary course of business, which lien or encumbrance is released upon the transfer of such claims or interests in accordance with the terms of the custody or prime brokerage agreement(s), as applicable;

(f) seek, alone or in concert with others, (i) the election or appointment to, or representation on, the Board, including by nominating or proposing the nomination of, or recommending the nomination of, any candidate to the Board, or (ii) the removal or resignation of any director from the Board, or publicly or privately encourage any such actions in clause (i) or (ii) specifically with regard to the Fund;

(g) make any proposal for consideration by shareholders at, or bring any other business before, any annual or special meeting of shareholders of the Fund (pursuant to Rule 14a-8 under the Exchange Act or otherwise), or take any action (other than as required by this Agreement) with respect to any shareholder proposal or written consent submitted prior to the date of this Agreement or during the Effective Period;

(h) conduct a referendum of shareholders of the Fund, or make a request for a shareholder list or other books and records of the Fund under federal, Maryland or New York law or any other statutory or regulatory provision or under the charter (the “Charter”) or Bylaws of the Fund;

(i) seek to control or influence the Board or the Fund or the policies or management of the Fund;

(j) make any public statement or public proposal with respect to (i) any change in the number, term or classification of directors or the filling of any vacancies on the Board, (ii) any change in the capitalization, share repurchase program, dividend policy or distribution policy of the Fund, (iii) any other material change in the Fund’s management, business, policies or corporate structure or (iv) any waiver, amendment or modification to the Charter or Bylaws of the Fund or the Fund’s investment management agreements;

(k) publicly or privately disclose any intention, plan or arrangement inconsistent with the foregoing;

(l) enter into any discussions, negotiations, arrangements or understandings with any person with respect to any of the foregoing, or advise, assist or encourage or seek to persuade others to take any action with respect to any of the foregoing;

(m) effect, seek, offer, engage in, propose or cause, participate in or act to, or assist any other person to effect, seek, engage in, offer or propose or cause, participate in or act to (other than as specifically contemplated by this Agreement) any (i) tender or exchange offer for securities of the Fund (aside from any tender offer offered or approved by the Fund to all shareholders), or any merger, consolidation, business combination or acquisition or disposition of assets of the Fund, or (ii) recapitalization, restructuring, open-ending, liquidation, dissolution or other similar extraordinary transaction with respect to the Fund (it being understood that the foregoing shall not restrict any person (including Saba and its Affiliates) from tendering shares of common stock of the Fund (the “Common Shares”), receiving payment for Common Shares or otherwise participating in any such transaction on the same basis as other shareholders of the Fund or from participating in any such transaction that has been approved by the Board, subject to the terms of this Agreement); or

(n) publicly, or privately in a manner that is intended to or would reasonably be expected to require any public disclosure by the Fund or Saba, request that (i) the Fund, the Board or any of their respective representatives amend or waive any provision of this Section 2 (including this Section 2.1(n)) or (ii) the Board to specifically invite Saba or any of its Affiliates to take any of the actions prohibited by this Section 2.1.

Nothing herein shall be deemed to prohibit Saba and its Affiliates from communicating privately with the directors, officers and advisors of the Fund (including the Advisor) so long as such private communications are not intended to and would not be reasonably determined to trigger public disclosure obligations for any Party. In addition, the covenants set forth in this Section 2.1 shall not be deemed to prevent the voting of any voting securities of the Fund held by a Saba RIC in the same proportion as the vote of all other holders of such security (“Mirror Voting”) in accordance with the proxy voting policy of such Saba RIC or prevent the Saba RICs from taking or failing to take any other action during the Effective Period; provided, however, Saba agrees that to the extent not inconsistent with its legal and regulatory obligations in respect of the Saba RICs under the 1940 Act (including its obligations set forth in its Investment Advisory Agreements with such Saba RICs) and the Investment Advisers Act of 1940, as amended, it and its Affiliates will not advise any of the Saba RICs to take or omit to take any action which Saba or any of its Affiliates is prohibited to take or is required to take, as the case may be, under this Agreement.

Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement will restrict or prohibit Saba and its Related Parties (as defined below) from taking any actions with respect to any fund (except for the Fund) advised by the Advisor, any member of the Board in their capacities as directors/trustees of any fund (except in their capacities as directors of the Fund) advised by the Advisor or the Advisor in connection with its management of another fund.

2.2 Saba further covenants and agrees that during the Effective Period, it will, and will cause each of its Affiliates to:

(a) appear by proxy or otherwise at all annual and special meetings of shareholders of the Fund and to cause all Common Shares and any other voting securities of the Fund it beneficially owns as of the record date for any such meeting to be counted as present thereat for purposes of a quorum; and

(b) vote or cause to be voted at all annual and special meetings of shareholders of the Fund all Common Shares and any other voting securities of the Fund it and its Affiliates beneficially own as of the record date and is legally entitled to vote for such meeting (i) in favor of election of the Board’s director nominees, (ii) against any proposal made in opposition to, or in competition or inconsistent with, the recommendation of the Board regarding the election of the Board’s director nominees or a shareholder proposal submitted to the Fund pursuant to Rule 14a-8 under the Exchange Act or otherwise, and (iii) in accordance with the Board’s recommendations on any other matter submitted to the Fund’s shareholders.

For the avoidance of doubt, if Saba or any of its Affiliates lends any Common Shares of the Fund to any third party (in compliance with the restrictions in Section 2.1), Saba or its Affiliates, as applicable, shall recall any such stock loan in advance of the record date for any vote of or consent by the shareholders of the Fund so that Saba shall have full voting rights with respect to all such loaned Common Shares (except for the Saba RICs), provided that the Fund informs Saba in writing of such record date at least ten (10) business days in advance of such record date. In no event shall Saba or any Affiliate enter into any agreement with the intent of disposing, or resulting in the disposition of, its rights to vote any of the Common Shares of the Fund in circumvention of the requirements of this Section 2.2; provided, however, that a final sale of Common Shares of the Fund (not coupled with any repurchase agreement or similar reacquisition agreement) shall not be considered a prohibited sale of voting rights in contravention of this Section 2.2.

Notwithstanding the foregoing, (A) Saba shall have no obligations under Section 2.2(a) or 2.2(b) hereof in connection with any solicitation of votes, consents or approvals of shareholders of the Fund with respect to a transaction, proposal or arrangement that would violate the Fund’s agreements and undertakings in this Agreement and (B) for the avoidance of doubt, if any Saba RIC has purchased or otherwise acquired voting securities of the Fund, such Saba RIC will Mirror Vote such securities or, to the extent permitted by applicable law and the proxy voting policy of such Saba RIC, abstain from voting such voting securities.

2.3 Upon the written request of the Fund, which shall be made no more frequently than once each fiscal year of the Fund, Saba will notify the Fund in writing of the number of Common Shares or any other voting securities of the Fund beneficially owned by it and its Affiliates.

2.4 During the Effective Period (except in connection with (a) the ECAT Litigation and (b) the ECAT/MUI Litigation, as specified in the next paragraph), Saba shall refrain from making, and shall cause its affiliates (as defined in Rule 12b-2 of the Exchange Act) and its and their respective Related Parties not to make or cause to be made, any public statement or announcement, including in any document or report filed with or furnished to the SEC or through the press, media, social media, analysts or other persons, that constitutes an ad hominem attack on, or otherwise, whether true or false, disparages, defames, slanders, impugns or is reasonably likely to damage the reputation, character, honesty, integrity, morality, business acumen or abilities of the Fund, the Advisor or any of their respective affiliates, or any of their respective current or former principals, directors, trustees, members, general partners, officers or employees. Notwithstanding anything herein to the contrary, this Section 2.4 shall not apply to UK Listed Funds (as defined above) or the directors of such UK Listed Funds.

Notwithstanding anything herein to the contrary, and for the avoidance of doubt, Saba’s counsel may make any statement in connection with the ECAT Litigation or the ECAT/MUI Litigation that they, in their good faith professional judgment, determine is reasonably appropriate to advance the ECAT Litigation or the ECAT/MUI Litigation so long as such statement does not constitute an ad hominem attack on any current or former trustee, director, officer or employee of ECAT, MUI, the Advisor or their respective affiliates.

Section 3. Representation and Warranties.

3.1 Saba represents and warrants as follows:

(a) It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing.

(b) It has the power and authority to execute, deliver and perform and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby.

(c) This Agreement has been duly and validly authorized, executed and delivered by it and is enforceable against it in accordance with its terms.

(d) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not contravene any agreement, organizational document or provision of law applicable to it.

(f) As of the date hereof, it beneficially owns, directly or indirectly, and has the power to vote, all the Common Shares as described in the recitals to this Agreement (except for any Common Shares legally owned by any Saba RIC), and its and its Affiliates ownership of Common Shares has at all times complied with applicable provisions of the 1940 Act and the Exchange Act, and the rules under such acts.

(g) As of the date hereof, neither Saba nor any of its Affiliates is a party to any derivative transactions, including without limitation any swap or hedging transactions or other derivative agreement, or any securities lending or short sale arrangements, of any nature with respect to the Common Shares.

3.2 Each of the Fund and the Advisor represents and warrants as follows:

(a) It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing.

(b) It has the power and authority to execute, deliver and perform and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby.

(c) This Agreement has been duly and validly authorized, executed and delivered by it and is enforceable against it in accordance with its terms.

(d) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not contravene any agreement, organizational document or provision of law applicable to it.

3.3 The Fund further represents and warrants that the Board, including a majority of the directors who are not “interested persons” (within the meaning of Section 2(a)(19) of the 1940 Act) of the Fund, has approved the execution, delivery and performance of this Agreement by and on behalf of the Fund.

Section 4. Publicity.

4.1 No earlier than 8:00 a.m., Eastern Time, on January 21, 2025 and no later than one business day following the date of this Agreement, the Fund will file a current report on Form 8-K disclosing the entry into this Agreement (the “Form 8-K”), and no Party shall make any statement inconsistent with the Form 8-K during the Effective Period. No Party shall issue press releases in connection with this Agreement or the actions contemplated hereby, without the prior written consent of the other Parties (such consent not to be unreasonably withheld, conditioned or delayed); provided, however, that nothing in this Agreement shall prevent (a) any Party from taking any action required by any governmental or regulatory authority (except to the extent such requirement arose by discretionary acts by such Party), including without limitation any statements, filings, notices or announcements made in the context of an issuer tender offer conducted under Section 13(e)(1) of, or pursuant to Schedule TO under, the Exchange Act, (b) any Party from making any factual statement that is required in any compelled testimony or production of information, either by legal process, by subpoena or as part of a response to a request for information from any governmental or regulatory authority with jurisdiction over such Party or as otherwise legally required and (c) any Party from communicating privately with its respective investors, prospective investors and governance boards regarding the terms of this Agreement.

Section 5. Termination.

5.1 This Agreement shall terminate at the earliest of:

(a) the last day of the Effective Period;

(b) such other date as may be established by mutual written agreement of the Fund, the Advisor and Saba;

(c) the tenth (10th) business day after written notice by Saba to the Fund advising of a material breach of this Agreement by the Fund, if such breach has not been cured or remedied on or prior to such day; provided, however, that Saba is not in material breach of this Agreement at the time such notice is given; and

(d) the tenth (10th) business day after written notice by the Fund to Saba advising of a material breach of this Agreement by Saba, if such breach has not been cured or remedied on or prior to such day; provided, however, that the Fund is not in material breach of this Agreement at the time such notice is given.

5.2 Section 7 hereof will survive the termination of this Agreement. No termination pursuant to Section 5.1 hereof shall relieve any Party from liability for any breach of this Agreement prior to such termination.

Section 6. Good Standing. Each of the Parties agrees that they will and will cause their respective affiliates (as defined in Rule 12b-2 of the Exchange Act), parents and subsidiaries to use reasonable best efforts to treat the other Parties and their respective affiliates (as defined in Rule 12b-2 of the Exchange Act) and their respective private and public funds and separately managed accounts in good standing and to act in good faith in commercial contexts.

Section 7. Miscellaneous.

7.1 Specific Performance. Each Party hereby acknowledges and agrees that irreparable harm will occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties will be entitled to seek specific performance hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in any state or federal court situated in New York County, New York, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived. All rights and remedies under this Agreement are cumulative, not exclusive and will be in addition to all rights and remedies available to any Party at law or in equity.

7.2 No Litigation. During the Effective Period, each Party and their affiliates (as such term is used in this Section 7.2, shall be as defined in Rule 12b-2 of the Exchange Act) hereby covenants and agrees that it shall not, institute, solicit, assist in or join any litigation, arbitration or other proceeding against or involving any of the other Parties or their affiliates; provided, however, that for the avoidance of doubt the foregoing shall not prevent the Parties and their affiliates from (i) instituting litigation to enforce the provisions of this Agreement, (ii) making counterclaims with respect to any proceeding initiated by, or on behalf of, any of the other Parties, (iii) participating in (A) the ECAT Litigation and (B) the proceedings captioned FS Credit Opportunities Corp. v. Saba Capital Master Fund, Ltd., et al, No. 24-345 (U.S. Supreme Court) or (iv) responding to or complying with a validly issued legal process; provided, however, that if at any point during the Effective Period either Party believes that potential claims under the 1940 Act have accrued, (a) such Party will notify the other Party of the accrual of such 1940 Act claims within 14 days of becoming aware of such claims, (b) the Parties will enter into an agreement tolling the limitations period as to any such 1940 Act claims for the remainder of the Effective Period as long as the tolling period for such 1940 Act claims have not expired on the date of such notification, and (c) nothing in this paragraph or any such tolling agreement will constitute an admission that any such claims have merit or that there exists a private right of action under the 1940 Act.

7.3 Jurisdiction; Venue; Waiver of Jury Trial. The Parties hereby irrevocably and unconditionally consent to and submit to the exclusive jurisdiction of the state or federal courts situated in New York County, New York (and the appellate courts thereof) for any actions, suits or proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Parties irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, or the transactions contemplated hereby, in the state or federal courts situated in New York County, New York, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of the Parties waives all right to trial by jury in any action, suit, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.

7.4 Entire Agreement. This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the Parties hereto. This Agreement supersedes all previous negotiations, representations and discussions by the Parties concerning the subject matter hereof, and integrates the whole of all of their agreements and understandings concerning the same. No prior oral representations or undertakings concerning the subject matter hereof will operate to amend, supersede or replace any of the terms or conditions set forth in this Agreement, nor will they be relied upon.

7.5 Section Headings. Descriptive headings of sections of this Agreement are for convenience only and will not control or affect the meaning or construction of any provision of this Agreement.

7.6 Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto will be validly given, made or served if in writing and sent by email, with a copy by personal delivery, certified mail, return receipt requested, or overnight courier service to:

If to the Fund and/or the Advisor, to:

BlackRock MuniAssets Fund, Inc.

BlackRock Advisors, LLC

50 Hudson Yards

New York, New York 10001

Attention: Janey Ahn, Secretary

Email: [•]

With a copy to (which copy shall not constitute notice):

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Attention: Elliot J. Gluck

Email: [•]

If to Saba, to:

Saba Capital Management, L.P.

405 Lexington Avenue, 58th Floor

New York, NY 10174

Attention: Michael D’Angelo

Email: [•]

7.7 Severability. Any provision of this Agreement that is invalid or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining provisions of this Agreement or affecting the validity or enforceability of any provisions of this Agreement in any other jurisdiction. In addition, the Parties agree to use their reasonable commercial efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any such term, provision, covenant or restriction that is held invalid, void or unenforceable by a court of competent jurisdiction.

7.8 Prevention of Prohibited Conduct: The Parties shall take commercially reasonable efforts to prevent their present and future general partners, members, directors, officers and affiliates (as defined in Rule 12b-2 of the Exchange Act) from engaging in conduct otherwise prohibited by this Agreement.

7.9 Good Faith Renegotiation. If any regulatory authority asserts that this Agreement, or any provision hereof, violates applicable law, the Parties agree to, as soon as practicable, consider in good faith the advisability of renegotiating the terms hereof, and if determined by the Parties to be advisable, renegotiate the terms hereof in good faith and reflect such renegotiated terms in an amendment to this Agreement or in an amended and restated agreement.

7.10 Expenses. All attorneys’ fees, costs and expenses incurred in connection with this Agreement and all matters related hereto will be paid by the Party incurring such fees, costs or expenses.

7.11 Governing Law. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof.

7.12 Binding Effect; No Assignment. This Agreement will be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the Parties. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the Parties and those categories of persons specifically enumerated herein, or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. No Party to this Agreement may, directly or indirectly, assign its rights or delegate its obligations hereunder (whether voluntarily, involuntarily or by operation of law) without the prior written consent of the other Parties. Any such attempted assignment or delegation will be null and void.

7.13 Amendments; Waivers. No provision of this Agreement may be amended other than by an instrument in writing signed by the Parties, and no provision hereof may be waived other than by an instrument in writing signed by the Party against whom enforcement is sought.

7.14 Receipt of Adequate Information; No Reliance; Representation by Counsel. Each Party acknowledges that it has received adequate information to enter into this Agreement, that is has not relied on any promise, representation or warranty, express or implied, not contained in this Agreement and that it has been represented by counsel in connection with this Agreement. Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Agreement against such Party by reason of the foregoing shall have no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the Parties.

7.15 Counterparts; Electronic Execution. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Delivery of an executed signature page of this Agreement by email or other electronic means shall be effective as delivery of a manually executed counterpart hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

BlackRock MuniAssets Fund, Inc.

/s/ John Perlowski
Name: John Perlowski Title: President and Chief Executive Officer

BlackRock Advisors, LLC

/s/ John Perlowski
Name: John Perlowski
Title: Managing Director

Saba Capital Management, L.P.

/s/ Michael D’Angelo
Name: Michael D’Angelo
Title: General Counsel